                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference into Allied Waste Industries, Inc.'s previously filed Registration Statements on Forms S-4 (File No. 333-59265 and File No. 333-60727) and Forms S-8 (File No. 33-42354, File No. 33-63510, File No. 33-79654, File No. 33-
79756, File No. 33-79664, File No. 333-48357, File No. 333-62473-01, File No.
333-68815 and File No. 333-81821) of our report dated December 3, 1998 on the Browning-Ferris Industries, Inc. September 30, 1998 financial statement included in this Current Report on Form 8-K.

                                          Arthur Andersen LLP

Houston, Texas
July 16, 1999